As filed with the Securities and Exchange Commission on November 30, 2005
Registration No. 333-119687

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_______________________

VAIL RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	7990	51-0291762
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
_______________________

Post Office Box 7
Vail, Colorado 81658
(970) 845-2500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_______________________

Martha D. Rehm, Esq.
Senior Vice President and General Counsel
Vail Resorts, Inc.
Post Office Box 7
Vail, Colorado 81658
(970) 845-2500
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
_______________________

Copy to:
James J. Clark, Esq.
Luis R. Penalver, Esq.
Cahill Gordon & Reindel llp
80 Pine Street
New York, New York 10005
(212) 701-3000
_______________________

Approximate date of commencement of proposed issuance of the securities to the public: Not Applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ❒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ❒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ❒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ❒

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ❒

DEREGISTRATION OF SECURITIES

On October 12, 2004, Vail Resorts, Inc. (“Vail”) filed a registration statement on Form S-3 (No. 333-119687), as amended by amendment No. 1 on November 22, 2004 and amendment No. 2 on December 2, 2004, and filed a 424(b) prospectus on December 8, 2004 (collectively, the “Registration Statement”), to register 1,646,670 shares of its common stock, par value $0.01 per share (“Common Stock”).

Vail’s obligation to keep the Registration Statement effective has expired. Therefore, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister, as of the effectiveness of this post-effective amendment, all shares of Common Stock that were not sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 30th day of November, 2005.

VAIL RESORTS, INC.

By: /s/ JEFFREY W. JONES
   Name: Jeffrey W. Jones
   Title: Chief Financial Officer and
   Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/S/ADAM M. ARON	Chairman of the Board, Chief Executive Officer	November 30, 2005
Adam M. Aron	and Director (Principal Executive Officer)
/S/JEFFREY W. JONES	Senior Vice President and Chief Financial	November 30, 2005
Jeffrey W. Jones	Officer (Principal Financial Officer)
/S/JOHN J. HANNAN*	Director	November 30, 2005
John J. Hannan
/S/ROLAND A. HERNANDEZ*	Director	November 30, 2005
Roland A. Hernandez
/S/ROBERT A. KATZ*	Director	November 30, 2005
Robert A. Katz
/S/JOE R. MICHELETTO*	Director	November 30, 2005
Joe R. Micheletto
/S/JOHN F. SORTE*	Director	November 30, 2005
John F. Sorte
/S/WILLIAM P. STIRITZ*	Director	November 30, 2005
William P. Stiritz
/S/JEFFREY W. JONES	Attorney-in-Fact	November 30, 2005
Jeffrey W. Jones

* By Attorney-in-Fact